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EXHIBIT 15

June 18, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 21, 2001, on our review of interim financial information of Intimate Brands, Inc. and its subsidiaries (the "Company") as of and for the period ended May 5, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statement on Form S-3, Registration No. 333-78485, and its registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

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  EXHIBIT 15